SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2006

 WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois   1-604   36-1924025
(State or other  (Commission File  (IRS Employer
jurisdiction of  Number)   Identification
incorporation)      Number)

200 Wilmot Road, Deerfield, Illinois    60015
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (847) 940-2500

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(d) The Board of Directors of Walgreen Co. (the "Company") elected Nancy M. Schlichting to the Board effective October 1, 2006. The size of the Company's Board of Directors was increased to twelve in connection with this appointment.

There are no arrangements or understandings between Ms. Schlichting and any other person pursuant to which Ms. Schlichting was selected as a director. As of the date of this report, Ms. Schlichting has not been named to serve on any committee of the Board, nor has it been determined to which committee or committees, if any, she may be named in the future.

A copy of the press release announcing Ms. Schlichting's election is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit
Number   Description

Exhibit 99.1     Press Release issued by Walgreen Co., dated October 2, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: October 4, 2006	By:	/s/ William M. Rudolphsen
Senior Vice President and Chief Financial Officer (Principal Financial Officer)